SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2014

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Community Bank Shares of Indiana, Inc. (the “Company”) is filing this Current Report on Form 8-K with the Securities and Exchange Commission for the purpose of updating the description of its capital stock. The Company intends to incorporate this description by reference into certain of its other filings with the SEC.

This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to the Indiana Business Corporation Law, the Company’s amended and restated articles of incorporation, the Company’s amended and restated bylaws and federal law governing bank holding companies. We urge you to read the applicable provisions of the Indiana Business Corporation Law, the Company’s amended and restated articles of incorporation, the Company’s amended and restated bylaws and federal law governing bank holding companies carefully in their entirety.

DESCRIPTION OF CAPITAL STOCK

1. Authorized Capital

The Company is authorized to issue 10,000,000 shares of common stock, $0.10 per share par value, and 5,000,000 shares of serial preferred stock, no par value. The Company’s common stock is currently quoted on the NASDAQ Capital Market under the symbol “CBIN.”

2. Common Stock

Company is authorized to issue 10,000,000 shares of common stock, $0.10 per share par value. As of June 30, 2014, there were 3,440,614 shares of the Company’s common stock issued and outstanding. The Company’s common stock represents nonwithdrawable capital, is not an account of an insurable type and is not insured by the FDIC or any other governmental authority.

(a) Dividend Rights. The Company’s common stock shareholders are entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available therefor. However, the terms of the SBLF preferred stock imposes limits on the Company’s ability to pay dividends and repurchase shares of its common stock. If the Company issues additional series of preferred stock, the preferred shareholders may also have a priority over the holders of the Company’s common stock with respect to dividends.

Under the terms of the SBLF preferred stock, in order for the Company to pay dividends on its common stock, it must be current on its dividend payments to the holders of the SBLF preferred stock and meet certain Tier 1 capital requirements. Specifically, after payment of a dividend to the common stock holders, the dollar amount of the Company’s Tier 1 capital must be at least 90% of the Tier 1 capital of the Company as of September 15, 2011, excluding any subsequent net charge-offs and any redemption of the SBLF preferred stock (the “Tier 1 Dividend Threshold”). The Company’s Tier 1 Dividend Threshold exceeded 90% as of June 30, 2014.

(b)  Voting Rights. (i) General. As long as the Company remains current in its dividend payments to the holders of the SBLF preferred stock, then the Company’s common stock shareholders possess exclusive voting rights in the Company. Each holder of the Company’s common stock is generally entitled to one vote per share and does not have any right to cumulate votes in the election of directors.

(ii) Provisions in the Articles of Incorporation Specifying the Vote Required to Take Action.

 Election of Directors. As long as the Company remains current in its dividend payments to the holders of the SBLF preferred stock, then the Company’s common stock shareholders elect the Company’s board of directors by a plurality and act on such other matters as are required to be presented to them under Indiana law or the Company’s articles of incorporation or as are otherwise presented to them by the board of directors.

 Removal of a Director. As long as the Company remains current in its dividend payments to the holders of the SBLF preferred stock, then the holders of 80% of the Company’s common stock may remove any director from office without cause at a meeting specifically called for such purpose.

 Business Combinations. The Company’s articles of incorporation require that certain business combinations be approved by the holders of 80% or more of the shares of common stock, and by a majority of the holders of common stock which are not owned or controlled by a related person or person who controls, is controlled by or is under common control of the Company. A “business combination” may include:

•	a merger or consolidation with a related person;

•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of the Company’s assets to a related person;

•	the issuance of securities to a related person;

•	a reclassification of securities or

•	recapitalization that would increase the voting power of a related person; or

•	the purchase, exchange, lease or other acquisition by the Company of all or a substantial part of the assets of a related person.

 A “related person” is one who: (1) owns 10% or more of the Company’s common stock, (2) controls, is controlled by, or is under common control of the Company and, at any time within the two-year period immediately prior to the announcement of a business combination, controlled 10% or more of Company common stock, or (3) is an assignee of or has otherwise succeeded to any shares of common stock which were at any time immediately prior to the announcement of a business combination controlled by a related person.

 However, a vote of 80% is not required for the approval of a business combination if such transaction is approved by, at a time prior to the acquisition of 10% or more of the common stock by a related person, two-thirds of the whole board of directors of the Company or by, after the acquisition of said 10%, two-thirds of the whole board of directors and a majority of the Company’s “continuing directors”. “Continuing directors” means:

•	all current directors of the Company;

•	an individual who is unaffiliated with a related person and who was a member of the board of directors prior to the time that a related person acquired 10% or more of the common stock; or

•	an individual who is unaffiliated with a related person and who was designated before his or her election as a continuing director by a majority of then continuing directors.

 The requirement of a supermajority vote of shareholders to approve certain business combinations may discourage a change in control of the Company by allowing a minority of the Company’s shareholders to prevent a transaction favored by the majority of the shareholders. The primary purpose of the supermajority vote requirement is to encourage negotiations with the Company by groups or corporations interested in acquiring control of the Company and to reduce the danger of a forced merger or sale of assets.

 Amendment of Articles of Incorporation. In general, the Company’s articles of incorporation may be amended only pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office which is thereafter approved by the holders of a majority of the shares of the Company entitled to vote generally in an election of directors (i.e. the common stock shareholders).

 The following provisions of the Company’s articles of incorporation may only be altered, amended or repealed by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of Company common stock:

•	Article VI- No Preemptive Rights,
•	Article VII- Board of Directors,
•	Article VIII- Certain Business Combinations and Acquisitions of Stock, and
•	Article IX- Amendment of Article of Incorporation; Adoption of Bylaws.

 Additionally, the provisions of the articles of incorporation dealing with business combinations and acquisitions of stock may only be amended, adopted, altered, changed or repealed upon the affirmative vote of (a) the holders of 80% or more of the holders of shares of common stock, and (b) by a majority of the holders of common stock which are not owned or controlled by a related person or person who controls, is controlled by or is under common control of Community; provided that such vote shall not apply to any amendment, change or repeal of a provision recommended to shareholders by the favorable vote of not less than two-thirds of the board of directors (and a majority of any “continuing directors”).

(c)  Classified Board. The Company’s board of directors is divided into three classes, each with a term of three years. If the Company issues additional preferred stock, holders of the preferred stock may have the right to vote with the holders of common stock as a single class or have voting rights as a separate class.

(d)  Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the then-outstanding common stock would be entitled to receive all of the assets of the Company available for distribution after payment or provision for payment of all of the Company’s debts and liabilities and after the SBLF preferred stock has been liquidated. If the Company issues additional preferred stock, the holders thereof may have a priority over the Company’s common stock shareholders in the event of liquidation or dissolution.

(e)  Preemptive Rights. The Company’s common stock shareholders do not have preemptive rights to purchase any shares which may be issued in the future.

(f)  Redemption. The Company’s common stock is not subject to redemption.

(g)  Limitations on Change of Control. The Company’s articles of incorporation limit certain business combinations which may have the effect of delaying, deferring or preventing a change in control of the Company.

3. Preferred Stock

The Company is authorized to issue 5,000,000 shares of serial preferred stock, no par value. The board of directors of the Company is authorized to issue preferred stock in series and fix and state voting powers, designations, preferences or other special rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof. The Company’s preferred stock may rank prior to common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into the Company’s common stock. The holders of any class or series of preferred stock also may have the right to vote separately as a class or series under the terms of such class or series or as may be otherwise provided by Indiana law.

As of June 30, 2014 and there were 19,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A authorized and zero (0) shares outstanding. As of June 30, 2014 there were 28,000 shares of the Company’s preferred stock, Senior Non-Cumulative Perpetual Preferred Stock, Series B (“SBLF preferred stock”) issued and outstanding.

Senior Non-Cumulative Perpetual Preferred Stock, Series B (“SBLF preferred stock”)

(a) Dividends. The SBLF preferred stock qualifies as Tier 1 capital and will accrue non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. Until December 31, 2013, the dividend rate the Company paid on any outstanding shares of the SBLF preferred stock fluctuated on a quarterly basis between one percent (1%) and five percent (5%) per annum, based upon changes in the level of qualified small business lending by the Company against its baseline. From January 1, 2014 through December 31, 2015 the dividend rate is fixed at 1.57% per annum. Beginning January 1, 2016, the dividend rate on any outstanding shares of the SBLF preferred stock will be fixed at nine percent (9%) per annum.

(b) Voting Rights. The SBLF preferred stock is non-voting, except in limited circumstances. For instance, holders of SBLF preferred stock would have the right to vote in connection with the authorization of stock senior to the SBLF preferred stock, amendments to the articles of incorporation of the company adversely affecting the SBLF preferred stock or certain fundamental transactions affecting the SBLF preferred stock. In addition, if the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF preferred stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s board of directors. If the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of SBLF preferred stock is at least $25,000,000, then the holder of the SBLF preferred stock will have the right to designate two directors to the board of directors of the Company. The right of the holder of SBLF preferred stock to appoint a non-voting observer or elect directors, as the case may be, will terminate when full dividends have been timely paid on the SBLF preferred stock for at least four consecutive dividend periods.

(c) Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the then-outstanding SBLF preferred stock have priority over the holders of common stock to the assets of the Company. Each outstanding share of SBLF preferred stock would be entitled to receive an amount equal to the sum of (i) $1,000 per share and (ii) the amount of any accrued and unpaid dividends on such share before any assets are distributed to the holders of outstanding shares of common stock.

(d) Preemptive Rights. Holders of SBLF preferred stock are not entitled to preemptive rights with respect to any shares, warrants, rights or options which may be issued or granted in the future.

(e) Redemption. The Company may redeem the shares of SBLF preferred stock, in whole or in part, at any time at a redemption price equal to the sum of the liquidation amount per share ($1,000 per share) and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator.

EXHIBIT NO.

Exhibit		Incorporated By Reference
Number	Document	Form	File No.	Date Filed
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	000-25766	09/05/2011
3.2	Articles of Amendment of the Amended and Restated Articles of Incorporation	8-K	000-25766	06/01/2009
3.3	Amended and Restated Articles of Incorporation	S-8	333-128278	09/13/2005
3.4	Bylaws	8-K	000-25766	07/27/2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: September 22, 2014	By:	/s/ Paul A. Chrisco
	Name:	Paul A. Chrisco
	Title:	Chief Financial Officer